EXHIBIT 5.1

DLA Piper US LLP
1251 Avenue of the Americas, 27th Floor
New York, New York 10020-1104
www.dlapiper.com
T 212.335.4500
F 212.335.4501

June ___, 2007
AuthenTec, Inc.
100 Rialto Road, Suite 400
Melbourne, FL 32901
Re:      Registration Statement (No. 333-124703) on Form S-1
Gentlemen:
     We have acted as counsel to AuthenTec, Inc., a Delaware corporation (“AuthenTec”), in connection with the proposed issuance and sale of those certain shares of AuthenTec’s newly-issued Common Stock and those certain additional shares of AuthenTec’s Common Stock held by certain stockholders (collectively the “Shares”), as set forth in AuthenTec’s registration statement (No. 333-141348) on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to which this opinion is being filed as Exhibit 5.1. The Shares include Shares that are subject to an over-allotment option granted to the underwriters in the offering.
     This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.
     We have reviewed AuthenTec’s charter documents, records of its corporate proceedings and all other documents and questions of law as we have deemed necessary for the purposes of this opinion. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued by AuthenTec or offered and sold by the selling stockholders in accordance with the related prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.
     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.
     Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to AuthenTec, the Shares or the Registration Statement.
Very truly yours,
/s/ DLA Piper US LLP
DLA Piper US LLP